Exhibit 10.18

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is entered into on the 15th August 2008

BETWEEEN:

TEXTILE INVESTMENT INTERNATIONAL SA, a company established and existing under the laws of the Grand-Duchy of Luxembourg, whose registered office is 41, avenue de la Gare - BP 2017 L-1020 Luxembourg, (hereinafter referred to as the “Lender”)

AND:

IC ISAACS & COMPANY INC, a company established and existing under the laws of Delaware, whose registered office is 475 10th Avenue, 9th Floor, NEW YORK, (hereinafter referred to as the “Borrower”)

WHEREAS

•	The Lender is the majority Shareholder of the Borrower;

•
The Lender has agreed to open a credit line to the Borrower and the Borrower has agreed to borrow from the Lender a sum up to USD 600,000.00 as shareholder term loan (the “Loan”), subject to and in accordance with the provisions hereinafter contained;

•	The Borrower uses the Loan obtained from the Lender in order to afford its financial requirements;

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. OBJECT OF THE AGREEMENT

The object of the Agreement is the financing of the investment needs of the Borrower. Therefore, the Lender will open a credit line with a USD 600,000.00 maximum.

2. PROCEDURES AND CONDITIONS FOR USE

The line of credit will be made available to the Borrower upon request to the Lender. Each withdrawal will be documented in writing from the Borrower to the Lender.

3. PAYMENT OF INTEREST

All payments shall be made in USD.

For the calculation of interest, the Loan is granted at an annual interest rate corresponding to one year LIBOR in force the first working day of each calendar year and increased of a spread of 100 BPS. Interests will be calculated on a 360 day basis, based on the daily balance of the loan.

The parties undertake that for the year 2008, the applicable interest rate is 4.255.

The Lender will send on a yearly basis and at the latest on August, 15 an invoice stating the interests of the past year. Interests are payable by the Borrower at reception of the invoice.

4. PAYMENT OF PRINCIPAL

On condition that the obligations provided for herein are observed by the Borrower, the credit line shall be kept opened from the first date of disbursement until February 15, 2009 (the “Maturity Date”). The Borrower, at the Maturity Date, undertakes to repay in full all loaned amounts in principal and outstanding interests, if any.

Otherwise, the contractual conditions of the Agreement can be renegotiated and the period of the duration may be extended by mutual agreement between the parties provided that the Borrower notifies the Lender his requests at least 60 days in advance.

It is expressly agreed that the Parties will be able to postpone, by mutual consent, the final date of February 15, 2009, provided that the shift of the term has been agreed by the shareholder of IC ISAACS COMPANY & INC.

5. INTEREST PAYABLE OPEN DEFAULT

If occurs an Event of Default under this Agreement, then the unpaid principal amount of this Agreement, and to the extent permitted by applicable law, all accrued and unpaid interest thereon, shall bear interest at the lesser of (1) the interest rate plus 3% compounded annually or (ii) the maximum rate permitted by applicable law.

6. EVENTS OF DEFAULT

An “Event of Default” shall exist under this Agreement in the event the Borrower fails to make any payment due under this Agreement within 30 days from the date the Lender notifies the Borrower in writing of failure to timely make such payment.

Upon an Event of Default, the Lender shall have the right, without demand or notice, to declare the entire principal amount of this Agreement then outstanding and all accrued and unpaid interest thereon, and all other sums required under this Agreement, if any, to be immediately due and payable, and notwithstanding the stated maturity in this Agreement, all such sums declared due and payable thereupon become immediately due and payable.

7. PREPAYMENT

The Borrower may repay partially or in full the loaned amounts in capital and interest at any moment during this course of this agreement without any additional fee or penalty.

8. EARLY TERMINATION

The Borrower acknowledges and accepts that failure to observe even only one of the provisions of this Agreement may cause termination of said Agreement, after failure to correct the breach within 30 days after the reception of a written notice.

It also acknowledges and observes that the Lender may terminate the Agreement if changes or events occur such as to modify the current legal and administrative status of the Borrower or in any case affect its asset and liability, financial, economic or technical situation which, in the opinion of the Lender, may jeopardize the safety of the credit.

9. JOINT AND SEVERAL OBLIGATION: SUCCESSORS AND ASSIGNS

This Agreement shall be the joint and several obligation of the Borrowers, endorsers, guarantors and sureties, if any, as may exist now or hereafter in addition to the Borrower, and shall be binding upon them and their respective heirs, administrators, executors, legal representatives, successor, and assigns and shall inure the benefit of the Lender and its successors, successors in tide and assigns.

10. AMENDMENT OF CONTRACTUAL TERMS

Any possible amendment to this Agreement shall be legally binding if approved in writing in a separate document signed by both parties.

11. GOVERNING LAW

The note shall be governed by and construed in accordance with the laws of Luxembourg.

For the final settlement of any disputes, controversies or differences which may arise between the Parties hereto in relation to this Agreement, the Parties hereby irrevocably submit to the exclusive jurisdiction and venue of the Courts of Grand-Duché of Luxembourg.

IN WITNESS WHEREOF, the parties hereto have caused this contract to be duly executed as of August 15, 2008.

TEXTILE INVESTMENT INTERNATIONAL SA	IC ISAACS & COMPANY INC

/s/ Tom Felgen René Faltz	/s/ Robert Stec
Tom Felgen and René Faltz	Robert Stec